EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

THE SPECTRANETICS CORPORATION
SUBSIDIARIES

SPECTRANETICS INTERNATIONAL B.V.
Established January 1993, Incorporated June 1993
Jurisdiction: The Netherlands

SPECTRANETICS DEUTSCHLAND GMBH
Acquired May 2008
Jurisdiction: Germany